Exhibit 99.1

Clear Channel Outdoor Holdings, Inc. Appoints Tim Jones to its Board of Directors

Strengthens Board with the Appointment of New Independent Director with Advertising Experience and Expands the Board to 11 Directors

SAN ANTONIO, TX., September 30, 2024 – Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) (the “Company”) today announced the appointment of Tim Jones to its Board of Directors (the “Board”), effective immediately. Mr. Jones will serve as an independent director and will be a member of the Audit Committee and the Compensation Committee of the Board. With this appointment, the Board expands to eleven members, ten of whom are independent.

“As a seasoned business leader with significant advertising and digital marketing experience, Tim will be a great addition to the Board,” said W. Benjamin Moreland, Chairman of the Board. “His proven track record in strategy and management are a great fit for the Company as we continue to execute on delivering on our strategic roadmap, including monetizing our technology and broadening our revenue streams in our higher-margin U.S. assets. His appointment will enhance the composition of our Board, and we expect to benefit from his perspective, industry experience and leadership skills. On behalf of the whole Board, we welcome Tim and look forward to his insights and contributions.”

“I am honored to join the Board of Clear Channel Outdoor,” said Mr. Jones. “I look forward to working alongside my fellow directors and bringing my experience to advance the Company’s strategy.”

Tim Jones has over three decades of advertising experience and broad business and management experience. Mr. Jones served as the Chief Operating Officer (U.S. Marketing Services) of Publicis Groupe, a leading multinational advertising and communications group, from January 2021 to December 2023. At Publicis, Mr. Jones led the creative, digital experience, media and health businesses and was responsible for the financial and operational oversight of the company, multiple acquisitions and integrations and new business and organic growth opportunities. He previously served as the Chief Executive Officer of Publicis Media U.S. / Americas from March 2016 to December 2020. Prior to this role, Mr. Jones served as Chief Executive Officer (North America) of ZenithOptimedia Group, a large global media agency network of Publicis Groupe.

About Clear Channel Outdoor Holdings, Inc.

Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) is at the forefront of driving innovation in the out-of-home advertising industry. Our dynamic advertising platform is broadening the pool of advertisers using our medium through the expansion of digital billboards and displays and the integration of data analytics and programmatic capabilities that deliver measurable campaigns that are simpler to buy. By leveraging the scale, reach and flexibility of our diverse portfolio of assets, we connect advertisers with millions of consumers every month.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Clear Channel Outdoor Holdings, Inc. and its subsidiaries (the “Company”) to be materially different from any future results, performance, achievements, guidance, goals and/or targets expressed or implied by such forward-looking statements. The words “will,” “believe,” “expect,” “continue,” “look forward to,” and similar words and expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances, such as statements about contributions by Mr. Jones; the outcome, including benefits, of the Board refreshment; our business plans and strategies; and our liquidity, are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this release include, but are not limited to: continued economic uncertainty, an economic slowdown or a recession; our ability to service our debt obligations and to fund our operations, business strategy and capital expenditures; the impact of our substantial indebtedness, including the effect of our leverage on our financial position and earnings; the difficulty, cost and time required to implement our strategy, including optimizing our portfolio, and the fact that we may not realize the anticipated benefits therefrom; our ability to obtain and renew key contracts with municipalities, transit authorities and private landlords; competition; the impact of the processes to sell our businesses comprising our Europe-North segment and our businesses in Latin America; volatility of our stock price; and certain other factors set forth in our filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this release. Other key risks are described in the section entitled “Item 1A. Risk Factors” of the Company’s reports filed with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. The Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

For further information, please contact:

Investors:

Eileen McLaughlin

Vice President - Investor Relations

(646) 355-2399

InvestorRelations@clearchannel.com

Media:

Jared Levy / Stephen Pettibone / Hayley Cook

FGS Global

ClearChannel@FGSGlobal.com